EXHIBIT 99.1

NEWS RELEASE

HireRight, Inc. Reports First Quarter 2008 Financial Results

•                  Service revenue for the first quarter increased 8.6% to $15.8 million from the first quarter of 2007

•                  Gross profit increased 11.9% year-over-year to $8.4 million for the first quarter, yielding a margin on service revenue of 53.3%, compared to 51.7% in first quarter of 2007

•                  Operating income in the first quarter, including public company expenses, decreased to $1.8 million from $1.9 million in first quarter of 2007

IRVINE, CA, May 7, 2008 - HireRight, Inc. (NasdaqGM: HIRE), a leading provider of on-demand employment screening solutions, today announced financial results for the first quarter ended March 31, 2008.

Service revenue for the first quarter increased 8.6% to $15.8 million, compared to $14.5 million in the first quarter of 2007. Gross profit for the quarter rose to $8.4 million from $7.5 million in the prior year quarter. Gross profit as a percentage of service revenue rose to 53.3%, compared to 51.7% in the same quarter a year ago.

HireRight president and chief executive officer, Eric Boden, stated, “In the first quarter, in spite of a challenging environment, we executed well and exceeded earnings expectations, despite service revenue that was slightly below target.  We are pleased with our new customer growth in the first quarter.  We plan to continue investing in initiatives to grow our customer base and extend our leadership position.”

The company intends to provide certain financial guidance for the second quarter and updated full year 2008 guidance during its conference call scheduled for later today.  Information relating to the conference call is set forth below.

Income from operations was $1.8 million for the first quarter of 2008, compared to $1.9 million during the same prior year period. Net income was $1.5 million, or $0.12 per diluted share, an increase from $1.2 million in the first quarter of 2007.  The effective tax rate for the first quarter of 2008 was 36%.

Cash, equivalents, and investments totaled $56.0 million at the end of the first quarter of 2008, an increase from $55.4 million at the end of the fourth quarter of 2007. The increase was primarily due to additional interest income earned during the current period.

Conference Call

HireRight’s first quarter results and the company’s outlook for the second quarter and full year 2008 will be discussed during a conference call today, May 7, 2008 at 5:00 pm Eastern Time, via teleconference and webcast. The dial-in number is (866) 831-5605 within the United States, and (617) 213-8851 outside the United States. The teleconference pass code is 52421982. You can also access a live broadcast of the call by visiting our website at http://ir.hireright.com. A replay will be available for one month at the same web address or by phone at (888) 286-8010 or (617) 801-6888 outside the United States, with pass code 37069555.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This message may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as ‘‘anticipates,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘seeks,’’ ‘‘estimates,’’ ‘‘may,’’ ‘‘will’’ and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, our expectations regarding our financial condition and results of operations and any statements or implications regarding our future customer growth. Such statements speak only as of the date hereof and are subject to change. We undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, the various risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2007, and the general economic and political conditions and specific conditions that may impact our operations, including hiring trends. Further information on HireRight, Inc., including additional risk factors that may affect our forward looking statements, is contained in our Annual Report on Form 10-K and our other SEC filings that are available through the SEC’s website (www.sec.gov).

About HireRight

HireRight is a leading provider of on-demand employment background and drug screening solutions that help organizations efficiently implement, manage and control screening programs. Many companies, including more than 65 of the Fortune 500, trust HireRight because the company delivers customer-focused solutions that provide greater efficiency and faster results. HireRight also provides pre-integrated employment screening services through enterprise e-recruiting solutions from top providers such as Oracle/PeopleSoft, Taleo, Vurv, ADP/VirtualEdge and PeopleAdmin. HireRight’s worldwide headquarters are located in Irvine, California with offices and affiliates around the globe. For more information, visit the company’s web site at www.hireright.com.

Contact:

Media Relations:

Strategies

Lindsay Thompson, 714-957-8880 ext. 128

Lindsay@strategiesadpr.com

Or

Investor Relations:

ICR

Garo Toomajanian, 949-428-5855

ir@hireright.com

HIRERIGHT, INC.

CONDENSED,CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
(in thousands, except share amounts)	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,113	$17,819
Short-term investments	2,630	29,005
Accounts receivable, net of allowance for doubtful accounts of $149 and $153 at March 31, 2008 and December 31, 2007, respectively, and reserve for sales allowances of $126 and $139 at March 31, 2008 and December 31, 2007, respectively	11,437	10,002
Prepaid expenses and other current assets	1,036	1,216
Deferred tax asset—current	1,330	1,331

Total current assets	51,546	59,373

Property and equipment, net of accumulated depreciation and amortization of $6,012 and $5,597 at March 31, 2008 and December 31, 2007, respectively	2,034	2,003
Long-term investments	18,240	8,595
Other assets	526	486
Deferred tax asset—non-current	964	964
TOTAL	$73,310	$71,421

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,523	$3,428
Accrued liabilities	1,235	1,228
Accrued payroll and benefits	2,558	3,790
Total current liabilities	8,316	8,446
Other liabilities	151	203
Total liabilities	8,467	8,649

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Common stock, $0.01 par value—100,000,000 shares authorized; 11,452,924 and 11,233,597 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	115	112
Additional paid-in capital	68,631	68,071
Other comprehensive gain—currency translation	16	11
Accumulated deficit	(3,919)	(5,422)

Net stockholders’ equity	64,843	62,772

TOTAL	$73,310	$71,421

HIRERIGHT, INC

CONDENSED, CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended
	March 31,
(in thousands, except per share data)	2008	2007

REVENUE:
Service revenue	$15,763	$14,515
Reimbursed fee revenue	1,563	1,505

Total revenue	17,326	16,020

COST OF REVENUE:
Cost of service revenue	7,369	7,016
Reimbursed fees paid	1,563	1,505

Total cost of revenue	8,932	8,521

GROSS PROFIT	8,394	7,499

OPERATING EXPENSES:
Research and development	1,048	909
Sales and marketing	2,938	2,379
General and administrative	2,621	2,287

Total operating expenses	6,607	5,575

INCOME FROM OPERATIONS	1,787	1,924

OTHER INCOME (EXPENSE):
Interest income	583	92
Interest expense	—	(1)
Other income (expense)—net	(13)	(1)

Total other income —net	570	90

INCOME BEFORE INCOME TAXES	2,357	2,014

INCOME TAX PROVISION	854	837

NET INCOME	1,503	1,177
Preferred stock dividends	—	(543)
Income allocable to preferred stockholders	—	(481)

NET INCOME ALLOCABLE TO COMMON STOCKHOLDERS	$1,503	$153

EARNINGS PER SHARE:
Basic	$0.13	$0.08
Diluted	$0.12	$0.05

WEIGHTED AVERAGE COMMON AND COMMON EQUIVALENT SHARES:
Basic	11,338	1,957
Diluted	12,084	3,036